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                                                                     EXHIBIT 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                           June 24, 2004


Solo Cup Company and each of
     the entities listed on Schedules I and II hereto
1700 Old Deerfield Road
Highland Park, Illinois 60035

              Re: Registration Statement on Form S-4 of Solo Cup Company and Certain Subsidiaries of Solo Cup Company

Ladies and Gentlemen:

       We have acted as special United States counsel to Solo Cup Company, a Delaware corporation (the "Company"), in connection with the public offering of $325,000,000 aggregate principal amount of the Company's 8 1/2% Senior Subordinated Notes due 2014 (the "Exchange Notes") and related guarantees by the Note Guarantors (as defined below) (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8 1/2% Senior Subordinated Notes due 2014 of the Company (the "Original Notes"), together with guarantees thereof by the Note Guarantors, issued under an Indenture dated as of February 27, 2004 (the "Indenture") among the Company, the subsidiaries of the Company listed on the signature pages thereto (the "Initial Guarantors") and U.S. Bank National Association, a nationally chartered banking association, as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of June 18, 2004 (the "Supplemental Indenture"), among (i) the Company, (ii) the entities listed on Schedule I hereto (collectively, the "U.S. Guarantors"), (iii) the entities listed on Schedule II hereto (collectively, the "UK Guarantors" and, together with the U.S. Guarantors, the "Note Guarantors") and (iv) the Trustee, as contemplated by the Registration Rights Agreement, dated as of February 27, 2004 (the "Registration Rights Agreement"), by and among the Company, the Initial Guarantors, Banc of America Securities LLC, Citigroup Global Markets Inc., Harris Nesbitt Corp., ABN AMRO Incorporated, Rabo-Securities USA, Inc. and Tokyo-Mitsubishi International plc.

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Solo Cup Company et al.
June 24, 2004
Page 2

       This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

       In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-4 with respect to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");
(ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) an executed copy of the Supplemental Indenture; (iv) the certificate of incorporation, articles of incorporation or certificate of organization, as applicable, of the Company and each of the U.S. Guarantors; (v) the by-laws or company agreement, as applicable, of the Company and each of the U.S. Guarantors; (vi) certain resolutions adopted by the board of directors, sole manager, or sole member, as applicable, of the Company and each of the U.S. Guarantors relating to the Indenture and the Supplemental Indenture, the issuance of the Original Notes and guarantees thereof, the Exchange Offer, the issuance of the Exchange Notes and the Guarantees and related matters; (vii) the Statement of Eligibility Under the Trust Indenture Act of 1939 on Form T-1 of the Trustee filed as Exhibit 25 to the Registration Statement; and (viii) forms of the Exchange Notes and the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the U.S. Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the U.S. Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the U.S. Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed (i) the due authorization by all requisite action, corporate or other, by the parties thereto, other than the Company and the U.S. Guarantors, (ii) the execution

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Solo Cup Company et al.
June 24, 2004
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and delivery by such parties of such documents, other than the Company and the
U.S. Guarantors and (iii) except to the extent we opine on such matters below with respect to the Exchange Notes and the Guarantees, the validity and binding effect thereof on such parties. In rendering the opinions expressed below, we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern such documents, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that, insofar as any obligation under any such document is to be performed in any jurisdiction outside the United States of America, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction. In addition, we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to such documents (other than with respect to the Company and the Note Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or
(ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company and the Note Guarantors to the extent necessary to render the opinions set forth herein). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Note Guarantors and others and of public officials.

       Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Business Corporation Act of 1983 of the State of Illinois, the Texas Limited Liability Company Act and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

       Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Exchange Notes and the Guarantees (in the forms examined by us) have been duly

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Solo Cup Company et al.
June 24, 2004
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executed and authenticated in accordance with the terms of the Indenture and
Supplemental Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes and the guarantees of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantee of each Note Guarantor will constitute the valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms, except (A) in each case, to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (B) in each case, we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture, the Supplemental Indenture, the Exchange Notes or the Guarantees or any transactions contemplated thereby and (C) the waiver included in Section
4.06 of the Indenture may be unenforceable.

       In rendering the opinions set forth above, we have assumed that (1) the execution and delivery by the Company of the Exchange Notes, by each U.S. Guarantor of its Guarantee and by the Company and the U.S. Guarantors of the Indenture and the Supplemental Indenture, and the performance by the Company and the U.S. Guarantors of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the U.S. Guarantors or their respective properties are subject, except for those agreements and instruments which have been identified to us by the Company as being material to the Company and its subsidiaries and which are listed under Item 21(a) in Part II of the Registration Statement as exhibits thereto (the "Listed Agreements and Instruments"), (2) the execution and delivery by each UK Guarantor of its Guarantee and the Supplemental Indenture, and the performance by UK Guarantors of their respective obligations thereunder and under the Indenture, do not and will not violate, conflict with or constitute a default under their respective certificates of incorporation or memoranda and articles of association or under any of the other Listed Agreements and Instruments and (3) each UK Guarantor is in good standing under the laws of its jurisdiction of organization and (4) insofar as any obligation under the Indenture, the Supplemental Indenture, the Exchange Notes or the Guarantees is to be performed in, or by a party organized under the laws of, any

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Solo Cup Company et al.
June 24, 2004
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jurisdiction outside the United States of America, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction. We note that certain of the Listed Agreements and Instruments are governed by laws other than the Opined on Law. Our opinions expressed herein are based solely upon our understanding of the plain language of such agreements or instruments and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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                                   Schedule I

Solo Cup Company, an Illinois corporation
Solo Management Company, an Illinois corporation
P.R. SOLO CUP, INC., an Illinois corporation
SOLO TEXAS, LLC, a Texas limited liability company
SF Holdings Group, Inc., a Delaware corporation
Sweetheart Cup Company Inc., a Delaware corporation
Lily-Canada Holding Corporation, a Delaware corporation
Cupcorp, Inc., a Delaware corporation
EMERALD LADY INC., a Delaware corporation
Newcup, LLC, a Delaware limited liability company


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                                   Schedule II

Solo Cup (UK) Limited, a company organized under the laws of England and Wales Insulpak Holdings Limited, a company organized under the laws of England and Wales Solo Cup Europe Limited, a company organized under the laws of England and Wales